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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-84327 of World Wrestling Federation Entertainment, Inc. on Form S-1 of our report dated July 16, 1999 (August 26, 1999 as to Note 9 and September __, 1999 as to Note 10) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




Deloitte & Touche LLP
Stamford, CT

September 8, 1999